                                                                     EXHIBIT 3.6


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                               OPERATING AGREEMENT

                                       OF

                             CHAAS ACQUISITIONS, LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            DATED AS OF MAY 20, 2003


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I. DEFINED TERMS...................................................... 1
  SECTION 1.1.   Definitions.................................................. 1
  SECTION 1.2.   Usage........................................................ 2

ARTICLE II. ORGANIZATION...................................................... 3
  SECTION 2.1.   Name......................................................... 3
  SECTION 2.2.   Place of Registered Office; Registered Agent................. 3
  SECTION 2.3.   Purpose and Limitations on Activities........................ 3
  SECTION 2.4.   Term......................................................... 3
  SECTION 2.5.   Fiscal Year.................................................. 3
  SECTION 2.6.   Filings...................................................... 3
  SECTION 2.7.   Limitations on Company Powers................................ 4
  SECTION 2.8.   No State-Law Partnership..................................... 4
  SECTION 2.9.   Admission of Members......................................... 4

ARTICLE III. CAPITAL CONTRIBUTIONS; DISTRIBUTIONS............................. 4
  SECTION 3.1.   Initial Capital Contributions; Percentage Interests.......... 4
  SECTION 3.2.   Additional Contributions..................................... 4
  SECTION 3.3.   Tax Matters.................................................. 4
  SECTION 3.4.   Distributions................................................ 4

ARTICLE IV. OPERATIONS AND MANAGEMENT......................................... 5
  SECTION 4.1.   Board of Managers; Powers.................................... 5
  SECTION 4.2.   Officers; Duties and Powers.................................. 7
  SECTION 4.3.   Exculpation and Indemnification.............................. 9

ARTICLE V. DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY............10
  SECTION 5.1.   Dissolution..................................................10
  SECTION 5.2.   Continuation of the Company..................................10

ARTICLE VI. MISCELLANEOUS.....................................................10
  SECTION 6.1.   Notices......................................................10
  SECTION 6.2.   Entire Agreement; Amendment and Waivers......................11
  SECTION 6.3.   Section Headings.............................................11
  SECTION 6.4.   Counterparts.................................................11
  SECTION 6.5.   Severability.................................................11
  SECTION 6.6.   Governing Law................................................11
  SECTION 6.7.   Incorporation by Reference...................................11
  SECTION 6.8.   Limitation on Liability......................................11
  SECTION 6.9.   Successors and Assigns.......................................12
  SECTION 6.10.  Variation of Pronouns........................................12
  SECTION 6.11.  Further Action...............................................12
  SECTION 6.12.  Benefits Only to Parties.....................................12

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EXHIBITS

Exhibit A   List of Members, Capital Contributions, and Percentage Interests

Exhibit B   Form of Instrument of Accession

                                       -i-
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                               OPERATING AGREEMENT

                                       OF

                             CHAAS ACQUISITIONS, LLC

          OPERATING AGREEMENT (this "AGREEMENT") of CHAAS ACQUISITIONS, LLC (the "COMPANY"), dated as of the 20th day of May, 2003, by and among the Company and CHAAS HOLDINGS, LLC, a Delaware corporation ("HOLDINGS"), and any other Members listed on EXHIBIT A hereto from time to time. All capitalized terms used herein shall have the meaning ascribed to such terms in Article I hereto.

                              W I T N E S S E T H:

          WHEREAS, the Company was formed on May 20, 2003 under the name "CHAAS Acquisitions, LLC" pursuant to the Act;

          WHEREAS, the Company and each of the Members desire to enter into this Agreement in order to set forth the operating procedures for the Company; and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby mutually covenant and agree as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

          SECTION 1.1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "ACT" shall mean the Delaware Limited Liability Company Act (6 Del. C.
Section 18-101, et seq., as amended from time to time).

          "AFFILIATE" shall mean with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person (it being understood that a Person shall be deemed to "control" another Person, for purposes of this definition, if such Person directly or indirectly has the power to direct or cause the direction of the management and policies of such other Person whether through holding beneficial ownership interests in such other Person, through contracts or otherwise). For purposes of an individual, an affiliate shall also mean any family member of such individual or a Person owned 10% or more by such individual.

          "APPLICABLE LAW" shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

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          "BUSINESS DAY" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

          "CERTIFICATE OF FORMATION" shall mean the Certificate of Formation of the Company, as amended from time to time.

          "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any foreign, federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, court or arbitrator of competent jurisdiction, stock exchange board, bureau, instrumentality, agency, organization, self-regulatory authority or other entity exercising executive, legislative, judicial, taxing, regulatory, quasi-governmental or administrative powers or functions of or pertaining to government.

          "MEMBER" shall mean Holdings, and each other Person executing this Agreement as a Member (or any successor or permitted assignee of such Member).

          "OFFICERS" means the persons appointed as officers of the Company as provided under Section 2.2.

          "PERSON" shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

          "SUBSIDIARY" shall means, with respect to any Person, any corporation, partnership, business trust, joint stock company, association, limited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.

          "UNIT" shall mean any limited liability company interest in the Company, with the respective rights, powers and preferences as provided in this Agreement.

          SECTION 1.2. USAGE. Unless the context of this Agreement otherwise requires (a) words of any gender are deemed to include each other gender; (b) words using

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singular or plural number also include the plural or singular number, respectively; (c) the terms "HEREOF," "HEREIN," "HEREBY," "HERETO," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "SECTION" refer to the specified Article or Section of this Agreement; (e) all references to "DOLLARS" or "$" refer to currency of the United States of America; (f) the term "or" is not exclusive; and (g) "INCLUDE," "INCLUDING" and their derivatives mean "INCLUDING WITHOUT LIMITATION."

                                   ARTICLE II.

                                  ORGANIZATION

          SECTION 2.1. NAME. The name of the Company shall be CHAAS Acquisitions, LLC. All business of the Company shall be conducted under such name, unless otherwise consented to by the Board of Managers.

          SECTION 2.2. PLACE OF REGISTERED OFFICE; REGISTERED AGENT. The address of the registered office of the Company in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Delaware 19901. The Board of Managers may at any time on ten (10) days' prior notice to all Members change the location of the Company's registered office or change the registered agent, if the Board of Managers deems it advisable.

          SECTION 2.3. PURPOSE AND LIMITATIONS ON ACTIVITIES. The purpose of the Company is to engage in any lawful business that may be engaged in by a limited liability company organized under the Act, as such business activities may be determined by the Board of Managers from time to time.

          SECTION 2.4. TERM. The Company shall continue in existence until this Agreement is terminated pursuant to Article V.

          SECTION 2.5. FISCAL YEAR. The fiscal year of the Company (the "FISCAL YEAR") shall be the calendar year.

          SECTION 2.6. FILINGS. (a) The Certificate of Formation was filed with the Secretary of State of Delaware on May 20, 2003, by an "authorized person" within the meaning of the Act, and the Members hereby ratify and approve such filing. The Board of Managers shall use its reasonable efforts to cause amendments to the Certificate of Formation to be executed and filed whenever required by the Act.

               (b) The Board of Managers (as defined in Section 2.1) shall use its reasonable efforts to take such other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of the State of Delaware.

               (c) Subject to Section 2.7, the Board of Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business in which such

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qualification, formation or registration is required or desirable. Subject to
Section 2.7, the Board of Managers shall cause an authorized person within the meaning of the Act to execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          SECTION 2.7. LIMITATIONS ON COMPANY POWERS. Notwithstanding anything contained herein to the contrary, the Company shall not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Members under the Act or this Agreement.

          SECTION 2.8. NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be an agent, partner or joint venturer of any other Member for any purposes other than U.S. federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

          SECTION 2.9. ADMISSION OF MEMBERS. Each Person listed on EXHIBIT A shall be admitted to the Company as a Member, either upon execution of this Agreement, upon execution and delivery of an Instrument of Accession in the form attached hereto as EXHIBIT B or at subsequent times determined by the Board of Managers.

                                  ARTICLE III.

                      CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

          SECTION 3.1. INITIAL CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS. The capital account (the "CAPITAL ACCOUNT") of each Member shall be in an amount equal to such Member's initial capital contribution, adjusted from time to time for additional contributions, withdrawals, allocations of appreciation and depreciation and other appropriate items. The "PERCENTAGE INTERESTS" of the Members in the Company are determined for each Member of the Company by dividing the amount of each Member's Capital Account by the aggregate Capital Accounts of all Members. The sum of the Percentage Interests shall equal 100 percent.

          SECTION 3.2. ADDITIONAL CONTRIBUTIONS. No Member shall have any obligation to make additional capital contributions to the Company.

          SECTION 3.3. TAX MATTERS. The Members intend that the Company not be treated as an association for Federal income tax purposes. The Company shall maintain a Capital Account for each Member in accordance with Treasury Regulation Section 1.704-1(b). The Company's taxable income and tax losses shall be allocated PRO RATA based on Percentage Interests. The Board of Managers shall select a manager to serve as the "tax matters partner" within the meaning of
Section 6231(a)(7) of the Code and shall have all the powers and obligations of a tax matters partner pursuant to the Code.

          SECTION 3.4. DISTRIBUTIONS. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board of Managers. Notwithstanding the foregoing, distributions made in connection with a sale of all or substantially all the

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Company's assets or a liquidation of the Company shall be made in accordance with the Capital Account balances of the Members within the time period set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                                   ARTICLE IV.

                            OPERATIONS AND MANAGEMENT

          SECTION 4.1. BOARD OF MANAGERS; POWERS. (a) The business and affairs of the Company shall be managed by the board of managers (the "BOARD OF MANAGERS") who will have the rights, powers, duties and liabilities described in this Agreement, subject to the delegation of rights and powers provided herein and the limitations provided herein and under the Act. Subject to the limitations of this Agreement and the Act and the delegation of rights and powers provided herein, the overall business and affairs of the Company shall be managed by the Board of Managers, which business and affairs shall be operated consistent with the terms and conditions of this Agreement and the Act. The Board of Managers shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a Manager of a limited liability company under the laws of the State of Delaware.

               (b) The Board of Managers shall consist of at least three (3) and not more than twelve (12) managers, as determined from time to time by the Board of Managers. The initial Managers shall be those individuals set forth in
SCHEDULE I hereto.

               (c) Additional members of the Board of Managers may be appointed from time to time by a majority of the members of the Board of Managers or by the Members holding a majority of the outstanding voting Units of the Company.

               (d) The Board of Managers shall be elected, at such times as determined by the Board of Managers, by Members holding a majority of the voting units or entitled to vote a majority of the voting units. All Managers shall hold office until their respective successors have been elected and qualified, subject to the provisions of this Agreement with respect to vacancies on the Board of Managers. Managers may be removed from time to time, with or without cause, by a majority of the members of the Board of Managers or the Members holding a majority of the then outstanding voting Units of the Company.

               (e) VACANCIES. A vacancy on the Board of Managers shall be deemed to exist in the event of the death, incapacitation, resignation or removal of any Manager. A vacancy or vacancies in the Board of Managers may be filled by Members holding a majority of the voting units or entitled to vote a majority of the voting Units.

               (f) MEETINGS. Meetings of the Board of Managers may be called by any CHP Board Designee or any two (2) other Managers on at least two (2) Business Days' prior written notice to each Manager, which notice shall contain the time and place of such meeting. A majority of the total number of Managers shall constitute a quorum for the transaction of business by the Board of Managers. All actions of the Board of Managers shall require the

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affirmative vote of a majority of the total number of Managers. Decisions made by the Board of Managers at any meeting, however convened, shall be as valid as though held after due notice if, either before or after the meeting, each and every Manager signs a written waiver of notice or a consent to the holding of such meeting or written approval of the minutes thereof.

               (g) TELEPHONE CONFERENCE; UNANIMOUS WRITTEN CONSENT. Meetings of the Board of Managers may be held by telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participate in the conversation. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting and without prior notice if all of the Managers shall consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Managers and shall have the same force and effect as a unanimous vote of the Board of Managers.

               (h) (i) COMMITTEES OF THE BOARD. The Board of Managers may designate an executive committee and other committees, each consisting of one or more Managers. Each committee (including the members thereof) shall serve at the pleasure of the Board of Managers and shall keep minutes of its meetings and report the same to the Board. The Board of Managers may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Managers, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Managers to act at the meeting in the place of the absent or disqualified member. Except as limited by Applicable Law, each committee, to the extent provided in the resolution of the Board of Managers establishing it, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.

                    (ii) OPERATION OF COMMITTEES. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. In other respects each committee shall conduct its business in the same manner as the Board of Managers conducts its business pursuant to this Section 4.1. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

               (i) CHAIRMAN. The Board of Managers may, if it so determines, elect from among its members a Chairman of the Board and/or a Vice Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Managers and of the Members at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Managers or as may be provided by Applicable Law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Managers and of the Managers at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Managers or as may be provided by Applicable Law.

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               (j)  LIMITATION ON LIABILITY OF MANAGERS. The Managers shall not, by reason of being a Manager, be bound by, or be personally liable to any third-party for a judgment, decree or order of a court or in any other manner, for the expenses, liabilities or obligations of the Company whether arising in contract, tort or otherwise, solely by reason of being a Manager of the Company.

               (k) COMPENSATION AND REIMBURSEMENT. The Managers who are employees of the Company shall not receive compensation for their services performed on behalf of the Company or other benefits they provide to the Company, except pursuant to any employment agreement or other employee benefit plan approved by the Board of Managers. The Managers shall be entitled to reimbursement for reasonable, documented expenses incurred by them in managing and conducting the business and affairs of the Company.

          SECTION 4.2.  OFFICERS; DUTIES AND POWERS.

               (a) PRINCIPAL OFFICERS. The Officers of the Company shall be a Chief Executive Officer, Secretary and Treasurer and may be a President, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, and one or more Assistant Treasurers or Assistant Secretaries. The initial Officers of the Company are set forth in SCHEDULE II hereto.

               (b) OTHER OFFICERS. The Board of Managers may also appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers.

               (c) COMPENSATION. The compensation of all Officers and all officers of the Company's Subsidiaries shall be fixed by the Board of Managers; PROVIDED, HOWEVER, that their salaries shall conform to any employment agreement entered into between the Company or a Company Subsidiary and any Officer.

               (d)  AUTHORITY OF OFFICERS.

                    (i) The Chief Executive Officer of the Company (the "CEO") shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Managers, the Chairman or the Vice Chairman are carried out. The CEO shall execute bonds, mortgages and other contracts except where the signing and execution shall be expressly delegated by the Board of Managers to one or more other Officers or agents of the Company.

                    (ii) If appointed, the President, Chief Operating Officer, Chief Financial Officer, Vice Presidents, Treasurer, Secretary, Assistant Treasurers and Assistant Secretaries shall have the powers and duties described in this Section 4.2, as may be modified from time to time by the Board of
Managers:

                           (A)   PRESIDENT. The President, if appointed, shall
have responsibility for the day-to-day management and operation of the business of the Company and other such duties and responsibilities as determined by the CEO or Board of Managers.

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                           (B)   CHIEF OPERATING OFFICER. The Chief Operating
Officer shall have responsibility for the day-to-day management and operation of the business of the Company, general oversight of the operation of the Company's operations and employees, and other such duties and responsibilities as determined by the CEO, the President, if any, or Board of Managers.

                           (C)   CHIEF FINANCIAL OFFICER. The Chief Financial
Officer shall have responsibility for the day-to-day management and general oversight of the accounting and finance function of the Company and supervision of any Treasurer and Assistant Treasurers, and other such duties and responsibilities as determined by the CEO, the President, if any, the Chief Operating Officer or Board of Managers.

                           (D)   THE VICE PRESIDENTS. The Vice Presidents shall
perform such duties and have such powers as the Board of Managers or the CEO, the President, if any, or the Chief Operating Officer may from time to time prescribe.

                           (E)   THE SECRETARY; ASSISTANT SECRETARY. The
Secretary shall attend all meetings of the Board of Managers and all meetings of the Members and record all the proceedings of the meetings of the Company and of the Board of Managers in a book to be kept for that purpose and shall perform like duties for any standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the CEO or, the President, if any, under whose supervision he or she shall be. In the absence of the Secretary or in the event of his or her incapacity or refusal to act, or at the direction of the Secretary, any Assistant Secretary may perform the duties of the Secretary.

                           (F)   THE TREASURER; ASSISTANT TREASURER. The
Treasurer shall have the custody of the Company's funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, CEO, President, if any, Chief Financial Officer or Chief Operating Officer taking proper vouchers for such disbursements, and shall render to the Chairman, Vice Chairman, CEO, the President, if any, Chief Operating Officer, Chief Financial Officer and the Board of Managers, at its regular meetings, or when any Officer so requires, an account of all transactions as treasurer and of the financial condition of the Company. Notwithstanding the foregoing, any checks of the Company in excess of $50,000 shall require the signatures of the Treasurer, Assistant Treasurer, or controller of the Company, and the CEO (or other Officer designated by him), or as otherwise determined by the Board of Managers.

               (e) LIMITATIONS ON OFFICER'S POWERS. Notwithstanding any other provision contained in this Agreement to the contrary, should a delegation of authority be established by the Board of Managers, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by any Officer on behalf of the Company other than in accordance with such delegation of authority.

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               (f)  TERM OF OFFICERS.

                    (i) An Officer may resign at any time by giving written notice to the Board of Managers. The resignation of an Officer shall take effect upon the Board of Manager's receipt of written notice of the Officer's resignation or at such later time as shall be specified in the written notice. Unless otherwise specified in the Officer's written notice of resignation, the acceptance of the Officer's resignation shall not be necessary to make it effective. If the Officer also is a Member, the Officer's resignation as an Officer shall not affect the Officer's rights as a Member and shall not constitute a withdrawal of the Officer as a Member.

                    (ii) The Board of Managers may terminate the employment of and remove any Officer with or without cause.

                    (iii) The Board of Managers may elect at any time a new or replacement Officer to fill the vacancy.

          SECTION 4.3.  EXCULPATION AND INDEMNIFICATION.

               (a) No Manager or Officer shall be liable to the Company or the Members (i) for mistakes of judgment or for any act or omission suffered or taken by it, or for losses due to any such mistakes, action or inaction, except to the extent that the mistake, action, or inaction was caused by the willful misconduct, bad faith or gross negligence of such Manager or Officer or (ii) for the willful misfeasance, negligence, bad faith or other conduct of any independent contractor of the Company selected by the Board of Managers or Officer, provided that such independent contractor (including any who may be a Member) was selected, engaged or retained and continued in good faith.

               (b) To the maximum extent permitted by applicable law, and except as provided in Section 4.3(a) hereof, no Manager or Officer shall be liable for and the Company shall indemnify each Manager and Officer against, and agrees to hold the Manager and Officer harmless from, all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against a Manager and Officer, arising from such Manager's or Officer's performance of its duties in conformance with the terms of this Agreement.

               (c) A Manager or Officer may consult with legal counsel or accountants, and any action or omission suffered or taken in good faith in reliance and accordance with the written opinion or advice of any such counsel or accountants (provided such have been selected with reasonable care) shall be full protection and justification with respect to the action or omission so suffered or taken.

               (d) In the event that any Member or Officer shall, notwithstanding the provisions of Section 18-303 of the Act to the contrary (and solely as a result of the inapplicability, or deemed inapplicability of such provision of the Act), become liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, then the Company shall indemnify such Member or Officer and hold such Member or Officer harmless from and against any such liability of such Member or Officer (together with reasonable attorneys' fees and expenses in defending against any claimant seeking

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to impose any such liability) to the extent that it related to or arose out of any action taken or any transaction effected by a Manager or Officer under this Agreement or any action which a Manager or Officer failed to take or any transaction which a Manager or Officer failed to effect and which such Manager or Officer was obligated to take or effect under this Agreement.

               (e) Neither any other Member nor any Manager or Officer shall be personally liable for the return of all or any part of a Member's Capital Contribution or payment of any amounts allocated to it or credited to its Capital Account, which return or payment shall be made solely from, and to the extent of, the Company's assets pursuant to the terms of this Agreement.

               (f) The Company shall indemnify and hold harmless all employees and agents of the Company and all officers, directors, employees and agents of any Subsidiary of the Company (to the extent not provided by any such Subsidiary) to the fullest extent permitted under applicable law and in accordance with this Section 4.3(a).

                                   ARTICLE V.

                    DISSOLUTION, LIQUIDATION AND TERMINATION
                                 OF THE COMPANY

          SECTION 5.1. DISSOLUTION. The Company shall be dissolved, and liquidated upon the earliest to occur of (it being understood that the following events are the only events that can cause the dissolution and liquidation of the Company):

               (a) The election by the Members holding a majority of the voting Units then outstanding so to dissolve, liquidate and terminate the Company; or

               (b)  The entry of a decree of judicial dissolution pursuant to
Section 18-802 of the Act.

          SECTION 5.2. CONTINUATION OF THE COMPANY. Notwithstanding anything to the contrary contained herein, the death, retirement, resignation, expulsion, bankruptcy, dissolution or removal of a Member shall not cause the dissolution of the Company, and the Members are expressly authorized to continue the business of the Company in such event, without any further action on the part of the Members.

                                   ARTICLE VI.

                                  MISCELLANEOUS

          SECTION 6.1. NOTICES. Any and all notices, demands, consents, approvals, requests or other communications which the Company or any Member may desire or be required to give hereunder (collectively, "NOTICES") shall be by personal delivery, facsimile, by overnight courier or by prepaid certified mail to the Company at c/o Castle Harlan, Inc., 150 East 58th Street, New York, NY 10155 Attention: Marcel Fournier and Howard Weiss; facsimile (212) 207-8042, with a copy to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022
Attention: Andre Weiss, Esq., and to the Members at their addresses referred to in EXHIBIT A or such other address as a Member may from time to time designate to the others. Any Member may designate another address or change its address for Notices hereunder by a Notice given pursuant to this Section. A Notice sent in compliance with the provisions of this Section shall be deemed delivered when actually received by the party to whom sent. Rejection or other refusal to accept or the inability to deliver because of a changed address or addressee of which no Notice was given as provided in this Section shall be deemed to be receipt of the Notice sent.

          SECTION 6.2. ENTIRE AGREEMENT; AMENDMENT AND WAIVERS. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Agreement may be amended or waived, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the written consent or written waiver of holders of at least 51% of the Units of the Company.

          SECTION 6.3. SECTION HEADINGS. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

          SECTION 6.4. COUNTERPARTS. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on all of the parties hereto, their successors and their assigns, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart. Each counterpart signature page so executed may be attached to a master counterpart of this Agreement to be kept by the Board of Managers at the principal office of the Company and such master counterpart as well as any and all other counterparts executed by any of the parties hereto shall constitute a single agreement.

          SECTION 6.5. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of all remaining provisions contained herein shall not in any way be affected or impaired thereby, and the invalid or unenforceable provisions shall be interpreted and applied so as to produce as near as may be the economic result intended by the parties hereto.

          SECTION 6.6. GOVERNING LAW. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

          SECTION 6.7. INCORPORATION BY REFERENCE. Every exhibit attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement otherwise expressly provides.

          SECTION 6.8. LIMITATION ON LIABILITY. The Members shall not be bound by, or be personally liable for, by reason of being a Member or Manager, a judgment, decree or order of a court or in any other manner, for the expenses, liabilities or obligations of the Company, and the liability of each Member shall be limited solely to the amount of its Capital Contributions.

          SECTION 6.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Members and their respective successors, and assigns.

          SECTION 6.10. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

          SECTION 6.11. FURTHER ACTION. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

          SECTION 6.12. BENEFITS ONLY TO PARTIES. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person other parties hereto and their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other Person.

                                 * * * * * * * *

          IN WITNESS WHEREOF, the Members have entered into this Agreement as of the day and year first above written.

                                        CHAAS HOLDINGS, LLC


                                        By    /s/ Barry Steele
                                           -------------------------
                                           Name: Barry Steele
                                           Title:

                                    EXHIBIT A

         LIST OF MEMBERS, CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

    Member Name
  and Address for                            Capital
      Notices                             Contribution                Number of Units              Percentage
-------------------                       ------------                ---------------              ----------
CHAAS Holdings, LLC                         $ 10.00                         100                       100%
c/o Castle Harlan, Inc.
150 East 58th Street
New York, NY  10155
Attention:  Marcel Fournier
Fax:   (212) 207-8042

                                    EXHIBIT B

                             INSTRUMENT OF ACCESSION

               The undersigned, ___________________________, as a condition precedent to becoming the owner or holder of record of __________ (________) Units of CHAAS Acquisitions, LLC, a Delaware limited liability company (the "COMPANY") hereby agrees to become a Member under, party to and bound by that certain Operating Agreement dated as of May 20, 2003 (the "OPERATING AGREEMENT") by and among the Company and the Members of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Operating Agreement immediately upon execution and delivery to the Company of this Instrument.

               IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

               Signature:
                          ----------------------------

               Address:
                        ------------------------------

               ----------------------------

               ----------------------------

               Date:
                     ----------------------------

               Accepted:

               By:
                   ----------------------------

               Date:
                     --------------------------

                                   SCHEDULE I

John K. Castle
Marcel Fournier
William Pruellage
(the above collectively referred to as the "CHP BOARD DESIGNEES")

                                   SCHEDULE II

                                INITIAL OFFICERS

Name                       Title(s)
----                       --------
Terence C. Seikel          President and CEO

Barry Steele               Controller

Marcel Fournier            Senior Vice President

William Pruellage          Vice President

Howard Weiss               Vice President, Secretary
                           And Treasurer

Sylvia Rosen               Assistant Secretary